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                                                                  EXHIBIT 10.(W)


                              EMPLOYMENT AGREEMENT



         This employment agreement is made and entered into as of the 11th day of March, 1999 by and between Rankin Automotive Group, Inc. (the "Employer"), a Louisiana corporation, and Otis A. Cannon Jr., a resident of the State of Louisiana (the "Employee").

                                  WITNESSETH:

1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2. Term. Subject to the provisions of termination as hereinafter provided, the term of employment under this Agreement shall be for an initial five-year term beginning the day after all closing documents required for Employer's pending purchase of certain assets of Automotive & Industrial Supply, Inc. and terminating five years from such date, unless employment is terminated as otherwise provided in this Agreement.

3. Compensation, Reimbursement, Etc.

         (a) The basic compensation to the Employee shall be payable in accordance with company policy, not less than monthly, based upon calendar year annual compensation of one hundred, twenty thousand dollars ($120,000.00).

         (b) The compensation provided for in Section 3 (a) above shall be in addition to any pension or profit sharing payments set aside or allocated for the benefit of the Employee.

         (c) The Employee will be provided benefits comparable to those of similarly situated employees of Employer, including, but not limited to health, life, dental or disability insurance as well as such other benefits as may be provided from time to time by the Employer to other management employees.

         (d) The Employer will provide to Employee during the term of this Agreement in accordance with company policy an automobile suitable to employee's position with the Company. Initially, the Company will provide employee with a 1998 Toyota Four Runner.

4. Duties.

         (a) The Employee shall have such duties as may from time to time be reasonably assigned to him by the Board of Directors of the Employer or the chief executive officer of the Employer.



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         (b)      The principal services for which the Employee is engaged are to manage the business of the Employer according to the direction of the Board of Directors or the chief executive officer of the Employer.

5. Extent of Service. During the term of his employment under this Agreement, the Employee shall devote such time and efforts to the business of the Employer, as may be reasonably necessary in the normal course of business.

6. Death or Retirement. All rights of the Employee hereunder shall terminate upon his death or retirement except that the Employer shall pay to the estate of the Employee or to the Employee such compensation as would otherwise have been payable to the Employee up to the end of the month in which his death or retirement occurs and further, Employer shall continue to be liable for any benefits payable upon Employee's death.

7. Other Terminations.

         (a)      (I)      Either the Employee or the Employer may
                           terminate the employment of the Employee hereunder upon written notice given ninety (90) days prior to the end of the term provided for in Section 2 of this agreement or any extension thereof;

                  (II) If the Employee gives notice pursuant to Section 7(a)(I) above, the Employer shall have the right to relieve the Employee, in whole or in part, of his duties under this Agreement, subject to paying Employee compensation due for the remaining ninety
                           (90) days.

         (b)      (I)      The Employer may terminate the employment of the
                           Employee hereunder without notice: (A) upon the Employee's breach of any provision of this Agreement; or (B) for other good cause (as defined below).

                  (II) The term "good cause" as used in this Agreement shall include, but shall not necessarily be limited to, habitual absenteeism, a pattern of conduct which tends to hold the Employer up to ridicule in the community, conduct disloyal to the Employer, conviction of any felony crime or conviction of any crime involving moral turpitude or substance dependence, as determined by the Board of Directors of the Employer, on any addictive substance, including but not limited to alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, PCP, THC, LSD or illegal or narcotic drugs. If any determination of substance dependence by the Board of Directors is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians, one of which shall be selected by the Employer, one of which shall be selected by the Employee and a third selected by the other two doctors. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer.



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                           Failure to submit to any such examination shall
                           constitute a breach of a material part of this Agreement.

         (c) If the employment of the Employee is terminated pursuant to this Section 7(b)(I), the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer hereunder, and the Employee shall be entitled to no further benefits under this Agreement except such benefits as are customarily available to other terminated employees similarly situated.

         (d) Employee may terminate this Agreement without notice upon Employer's breach of any provision of this Agreement, and Employee shall be entitled to one (1) year of compensation and benefits provided for in this agreement or all remaining compensation and benefits provided for in this agreement, whichever is less.

8. Confidentiality . The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of this employment by the Employer, he will not, without prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

9. Non-Competition and Non-Solicitation.


         (a) During the term of this Agreement, except as contemplated herein, and for a period of two (2) years after the termination of his employment with the Employer, regardless of the reason for such termination, the Employee shall not, directly or indirectly, within the State of Louisiana, the State of Texas, or within any other state or foreign country in which the Employer conducts any business, enter into, engage in, be employed by, or consult with any business in competition with the business of the Employer as it is then carried on; further, the Employee shall not sell to, market, produce or otherwise deal with any customer of the Employer as long as these actions are in direct competition with the Employer. The restrictions of this Section 9 shall extend to any and all activities of the Employee, whether as an independent contractor, partner or joint venturer, or as an officer, director, stockholder, agent, employee or salesman for any person, firm, partnership, corporation or other entity, or otherwise. The restrictions of this Section 9 shall not be violated by the ownership of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ). Solicitation or acceptance of orders outside of any prohibited territory as described above for



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                  shipment to, delivery in or service in any restricted
                  territory shall also constitute engaging in business within the restricted territories in violation of this Section 9 .

         (b) During his employment with the Employer, except as contemplated herein, and for a period of two (2) years after the termination of his employment with the Employer, regardless of the reason for such termination, the Employee agrees he will refrain from and will not directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer, or otherwise: (1) solicit any of the employees of the Employer to terminate their employment or (2) accept employment with or seek remuneration by any of the clients or customers of the Employer with whom the Employer did business during the term of the Employee's employment.

         (c) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to
                  Section 9(a) or (b) shall be extended by any length of time during which the Employee is in breach of such covenants.

         (d) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 9(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, save and except a failure of Employer to pay sums due under the terms of this agreement, shall not constitute a defense to the enforcement by the Employer of such covenants.

         (e) It is agreed by the Employer and Employee that if any portion of the covenants set forth in this Section 9 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Section 9 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

10. Specific Performance. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 7, 8, or 9 of this Agreement and that the Employer would suffer irreparable damage as a result of such



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violation. Likewise, The Employer also agrees that damages at law will be insufficient remedy to the Employee if the Employer violates the terms of Sections 7, 8, or 9 of this Agreement and that the Employee would suffer irreparable damages as a result of such violation. Accordingly, it is agreed that the Employer and Employee shall be entitled, upon application to a court of competent jurisdiction to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to either parties. Employer. If it is determined that such violation has occurred, the Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 7, 8, or 9 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings) if the Employee is found to be at fault. If it is determined that such violation has occurred and the Employer is at fault, the Employer agrees to pay to the Employee all costs and expenses incurred by the Employee relating to the enforcement of the terms of Sections 7, 8, or 9 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

11. Compliance with other Agreements. The Employee and Employer represent and warrant that the execution of this Agreement and performance of the obligations hereunder will not conflict with, result in the breach of any provisions of or the termination of or constitute a default under any Agreement to which the Employee and Employer are a party to or by which the Employee or Employer are or may be bound.

12. Waiver or Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

13. Binding Effect; Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer only with the written permission of the Employee. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated without the written permission of the Employee.

14. Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

15. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Louisiana.



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17. Incentives. As an incentive to get this officer to stay with the company at an executive level, Employer will do the following upon execution of this
Agreement:

         (a) Grant the Employee irrevocable stock options on shares with a total value of two hundred thousand dollars ($200,000.00), valued at the price of Employer's stock as of the day of the signing of the definitive asset purchase agreement, said options to vest as follows: if the Employee remains employed by Employer, on the first anniversary after closing an option on shares having a total value of one hundred thousand dollars ($100,000.00), and, if the employee remains employed by Employer on the second anniversary date after closing an option on shares having a total value of one hundred thousand dollars ($100,000.00). Employee or his Estate shall have five
                  (5) years from each vesting date to exercise the respective option. Prior to the exercise of these options, the options will be automatically deemed adjusted upon the occurrence of any stock split, stock dividend or recapitalization, in direct proportion to such stock split, stock dividend or recapitalization, so that the option will retain the value originally intended by the parties. For example, if the stock shall split two for one, Employee's options will double and the option price will be cut in half.

18. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, first class, return receipt requested, to the parties at the following addresses:


                To the Employer:            Rankin Automotive Group, Inc.
                                            3709 S. MacArthur Drive
                                            Alexandria, LA 71302
                                            Attention:  Randall B. Rankin
                                            Facsimile No. 318-443-9952

                With a copy                 Ricky L. Sooter
                (which shall not            Daniels & Sooter, L.L.C.
                constitute notice) to:      3600 Jackson Street, Suite 106
                                            Alexandria, LA 71306
                                            Facsimile No. 318-448-8528

                With a copy                 Michael Glass, Esq.
                (which shall not            1735 White Street
                constitute notice) to:      Alexandria, Louisiana 71301
                                            Facsimile No. 318-473-4062

                If to Employee:             Otis A. Cannon Jr.
                                            725 Bert Kouns
                                            Shreveport, LA 71118
                                            Facsimile No. 318-683-1235



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                With a copy                 Glenn L. Langley, Esq.
                (which shall not            Cook, Yancey, King & Galloway
                constitute notice) to:      333 Texas Street, Suite 1700
                                            Shreveport, LA 71220
                                            Facsimile No. 318-227-7850

or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

                In witness whereof the parties hereto have executed this Agreement as of the year and date set forth above.


                                            EMPLOYER:

                                            RANKIN AUTOMOTIVE GROUP, INC.
ATTEST:



BY:/s/ Nancy J. Grant                       BY: /s/Randall B. Rankin
   ---------------------------                  -----------------------
     Nancy J. Grant, Secretary                  Randall B. Rankin, CEO



Witnesses as to Employee:                   EMPLOYEE:



Glenn L. Langley                            BY: Otis A. Cannon, Jr.
------------------                              -------------------
                                                Otis A. Cannon, Jr.



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